Exhibit 99.1
CONTACT:	Rick Howe Director, Corporate Communications 858.207.5859 richard.howe@biomedrealty.com
BIOMED REALTY TRUST REPORTS FIRST QUARTER 2011 FINANCIAL RESULTS
Sustained, Strong Execution Results in 463,000 SF of Leasing and 7.7% Year-Over-Year Increase
in Same Property NOI on a Cash Basis
SAN DIEGO, Calif. — May 4, 2011 — BioMed Realty Trust, Inc. (NYSE: BMR), a real estate investment trust focused on Providing Real Estate to the Life Science Industry®, today announced financial results for the first quarter ended March 31, 2011.
First Quarter 2011 Highlights
•	Generated record total revenues for the second consecutive quarter of $105.5 million, up 13.8% from $92.8 million in the same period in 2010. Increased rental revenues for the quarter by 13.6% to $80.2 million from $70.6 million in the same period in 2010, also the highest in the company’s history for the second consecutive quarter.
•	Increased same property net operating income on a cash basis for the quarter by 7.7% as compared to the same period in 2010.
•	Executed 27 leasing transactions representing approximately 463,000 square feet, the fourth consecutive quarter with an increase in total leasing volume:
•	Fifteen new leases totaling approximately 232,000 square feet.
•	Twelve leases amended to extend their terms, totaling approximately 231,000 square feet.
•	Increased the current consolidated operating portfolio’s weighted average leased percentage by 170 basis points to 90.3% leased, including positive net absorption in the Boston, San Francisco, San Diego, New York and Seattle markets.
•	Completed a public offering of $400 million of unsecured 3.85% Senior Notes due 2016. The company used the proceeds of the offering to repay a portion of the balance outstanding on its unsecured line of credit, which resulted in a loss on derivative instruments related to the ineffectiveness of cash flow hedges of approximately $1.0 million, or $0.01 per diluted share.
•	Increased funds from operations (FFO) for the quarter to $42.1 million ($0.29 per diluted share), as compared to $35.5 million ($0.32 per diluted share) in the first quarter of 2010, an increase of 18.6%.
•	Increased adjusted funds from operations (AFFO) for the quarter to $40.2 million ($0.28 per diluted share), as compared to $30.8 million ($0.27 per diluted share) in the first quarter of 2010, an increase of 30.7%.

•	Increased net income available to stockholders for the quarter to $5.5 million ($0.04 per diluted share), as compared to $4.3 million ($0.04 per diluted share) for the same period in 2010.
•	Increased dividend to $0.20 per share, or an annualized rate of $0.80 per share, a 17.6% increase over the prior quarter and a 42.9% increase over the prior year.
Commenting on the first quarter results, Alan D. Gold, BioMed’s Chairman and Chief Executive Officer, said, “Team BioMed kicked off 2011 with another record-breaking quarter of operating and financial results, underscored by sustained leasing activity and robust same property NOI growth which generated the highest quarterly total and rental revenues in the company’s history. We are especially pleased with our success in attracting and expanding relationships with premier life science tenants throughout our portfolio. Notably, we signed new leases with Harvard University at the Center for Life Science | Boston and Bionovo at our Bridgeview Technology Park in the San Francisco Bay Area market, while expanding our relationships with Ironwood Pharmaceuticals in Cambridge and NanoString Technologies in Seattle. Then, after quarter end, we were very pleased to announce the completion of a 263,500 square foot lease with Logitech, a world leader in personal peripherals, at the Pacific Research Center in the San Francisco Bay Area. These results provide further evidence of the power of our business model built on a foundation of investing in high-quality, well-located properties, as well as the steady execution of that model by our best-in-class employees throughout the company.”
First Quarter 2011 Financial Results
Total revenues for the first quarter were $105.5 million, compared to $92.8 million for the same period in 2010, an increase of 13.8%, and the highest in the company’s history for the second consecutive quarter. Rental revenues for the first quarter were $80.2 million, compared to $70.6 million for the same period in 2010, an increase of 13.6%, also the highest in the company’s history for the second consecutive quarter.
The current operating portfolio’s weighted average leased percentage increased 170 basis points from December 31, 2010 to 90.3% as of March 31, 2011. Same property net operating income on a cash basis increased 7.7% for the quarter compared to the same period in 2010, primarily as a result of the commencement of cash rents, driven by sustained leasing success, and contractual rent escalations.
Net income available to common stockholders for the first quarter was $5.5 million, or $0.04 per diluted share, compared to $4.3 million, or $0.04 per diluted share, for the same period in 2010. FFO for the quarter was $42.1 million, or $0.29 per diluted share, compared to $35.5 million, or $0.32 per diluted share, for the same period in 2010. As a result of the company’s $400 million unsecured debt offering, the company incurred a loss on derivative instruments related to the ineffectiveness of cash flow hedges. Excluding the impact of the derivative loss, FFO would have been $43.1 million, or $0.30 per diluted share. AFFO for the quarter was $40.2 million, or $0.28 per diluted share, compared to $30.8 million, or $0.27 per diluted share, for the same period in 2010.

FFO and AFFO are supplemental non-GAAP financial measures used in the real estate industry to measure and compare the operating performance of real estate companies. A complete reconciliation containing adjustments from GAAP net income available to common stockholders to FFO and AFFO and definitions of terms are included at the end of this release.
Portfolio Update
During the quarter ended March 31, 2011, the company executed 27 leasing transactions representing approximately 463,000 square feet, the fourth consecutive quarter with an increase in leasing volume, comprised of:
•	Fifteen new leases totaling approximately 232,000 square feet, including:
•	a new 51,500 square foot lease with Bionovo, Inc. at the company’s Bridgeview Technology Park in Hayward, California;
•	a new 31,500 square foot lease with Harvard University at the Center for Life Science | Boston, bringing the property to 96% leased;
•	a 30,300 square foot lease expansion with Ironwood Pharmaceuticals, Inc. at 301 Binney Street in Cambridge, Massachusetts, which is owned through the company’s joint venture with institutional investors advised by Prudential Real Estate Investors;
•	an 18,500 square foot lease expansion with NanoString Technologies, Inc. at the company’s Fairview Research Center in Seattle, Washington; and
•	two new leases with Epizyme, Inc. and Sun Catalytix Corporation aggregating 28,000 square feet at the company’s recently renovated Vassar Street property in Cambridge, Massachusetts.
•	Twelve leases amended to extend their terms, totaling approximately 231,000 square feet, including:
•	a 121,000 square foot lease extension with JFC International, Inc. at the company’s Forbes Boulevard property in South San Francisco, California; and
•	a 28,100 square foot lease extension with Amira Pharmaceuticals, Inc. at the company’s Waples Research Centre in San Diego, California.
After the quarter end, the company announced the signing of a new, eleven-year lease with Logitech, Inc. for approximately 263,500 square feet of office space at the Pacific Research Center in Newark, California, increasing occupancy at the campus to 43%.
At March 31, 2011, the company’s total portfolio comprised 85 properties and 12.2 million square feet, with an additional 2.6 million square feet of development potential. The current operating portfolio weighted average lease percentage was approximately 90.3% leased at quarter end.

The company’s property portfolio included the following as of March 31, 2011:

Rentable Square Feet
Current operating	10,498,060
Long-term lease up	1,389,517
Development	176,000
Pre-development	152,145

Total property portfolio	12,215,722

Development potential	2,626,000

Total portfolio	14,841,722

Financing Activity
During the first quarter, the company completed the following debt-related transactions:
•	Completed public offering of $400 million of unsecured 3.85% Senior Notes due 2016.
•	Completed the exchange offer of $250 million of unregistered 6.125% Senior Notes due 2020 for an equal principal amount of a new issue of registered 6.125% Senior Notes due 2020.
•	Voluntarily prepaid $25.5 million of previously outstanding mortgages.
As a result of these transactions, at March 31, 2011:
•	Debt to total assets ratio was reduced to 38.5% as compared to 42.4% a year ago.
•	Secured debt to total assets ratio was reduced to 15.9% as compared to 24.3% a year ago, and unencumbered rents as a percentage of total rents increased to 69.4% as compared to 63.8% a year ago.
•	Weighted average debt maturity was extended to 6.9 years as compared to 5.8 years a year ago.
•	Floating rate debt exposure was reduced to 3.3% from 38.2% a year ago.
•	Line capacity totaled $661.2 million.
“We continued along our path of steady, proactive management of our balance sheet during the first quarter, highlighted by completing an unsecured bond issuance of $400 million, our second unsecured financing since achieving investment grade corporate credit ratings in 2010,” said Greg Lubushkin, Chief Financial Officer of BioMed. “Access to this efficiently priced capital has proven to be a valuable means of enhancing our long-standing ability to properly manage our capital structure and execute our business plan. In combination with our sustained operating success, our prudent stewardship of the company’s capital enabled us to raise our first quarter common stock dividend to $0.20 per share, an 18% increase from the fourth quarter of last year and 43% above the first quarter 2010 dividend. We are focused on continuing to leverage the financial flexibility achieved as a result of the disciplined execution of our capital structure to fuel BioMed’s growth and create value for our stockholders.”

Quarterly and Annual Distributions
BioMed Realty Trust’s board of directors previously declared a first quarter 2011 dividend of $0.20 per share of common stock, and a dividend of $0.46094 per share of the company’s 7.375% Series A Cumulative Redeemable Preferred Stock for the period from January 16, 2011 through April 15, 2011. The first quarter common share dividend represented a 17.6% increase over the fourth quarter 2010 dividend, and is equivalent to an annualized dividend of $0.80 per common share.
Earnings Guidance
The company has revised its 2011 guidance for net income per diluted share and FFO per diluted share to reflect approximately $0.04 of dilution from the company’s unsecured debt offering completed in March 2011 and actual first quarter operating results and leasing success. The company’s revised guidance is set forth and reconciled below.

2011
(Low - High)
Projected net income per diluted share available to common stockholders	$0.13 - $0.19
Add:
Noncontrolling interests in operating partnership	$0.00
Real estate depreciation and amortization	$1.02
Projected FFO per diluted share	$1.15 - $1.21
The foregoing estimates are forward-looking and reflect management’s view of current and future market conditions, including certain assumptions with respect to leasing activity, rental rates, occupancy levels, interest rates, and the amount and timing of development and redevelopment activities. The company’s actual results may differ materially from these estimates.
Supplemental Information
Supplemental operating and financial data are available in the Investor Relations section of the company’s website at www.biomedrealty.com.
Teleconference and Webcast
BioMed will conduct a conference call and webcast at 10:00 a.m. Pacific Time (1:00 p.m. Eastern Time) on Thursday, May 5, 2011 to discuss the company’s financial results and operations for the quarter. The call will be open to all interested investors either through a live audio web cast at the Investor Relations section of the company’s web site at www.biomedrealty.com and at www.earnings.com, which will include an online slide presentation to accompany the call, or live by calling 866-713-8395 (domestic) or 617-597-5309 (international) with call ID number 28805057. The complete webcast will be archived for 30 days on both web sites. A telephone playback of the conference call will also be available from 1:00 p.m. Pacific Time on Thursday, May 5, 2011 until midnight Pacific Time on Tuesday, May 10, 2011 by calling 888-286-8010 (domestic) or 617-801-6888 (international) and using access code 54845839.
About BioMed Realty Trust
BioMed Realty Trust, Inc. is a real estate investment trust (REIT) focused on Providing Real Estate to the Life Science Industry®. The company’s tenants primarily include biotechnology and pharmaceutical companies, scientific research institutions, government agencies and other entities involved in the life science industry. BioMed owns or has interests in 85 properties, representing 147 buildings with approximately 12.2 million rentable square feet. The company’s properties are located predominantly in the major U.S. life science markets of Boston, San Diego, San Francisco, Seattle, Maryland, Pennsylvania and New York/New Jersey, which have well-established reputations as centers for scientific research. Additional information is available at www.biomedrealty.com.
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties include, without limitation: general risks affecting the real estate industry (including, without limitation, the inability to enter into or renew leases, dependence on tenants’ financial condition, and competition from other developers, owners and operators of real estate); adverse economic or real estate developments in the life science industry or the company’s target markets; risks associated with the availability and terms of financing, the use of debt to fund acquisitions and developments, and the ability to refinance indebtedness as it comes due; failure to maintain the company’s investment grade credit ratings with the ratings agencies; failure to manage effectively the company’s growth and expansion into new markets, or to complete or integrate acquisitions and developments successfully; reductions in asset valuations and related impairment charges; risks and uncertainties affecting property development and construction; risks associated with downturns in the national and local economies, increases in interest rates, and volatility in the securities markets; potential liability for uninsured losses and environmental contamination; risks associated with the company’s potential failure to qualify as a REIT under the Internal Revenue Code of 1986, as amended, and possible adverse changes in tax and environmental laws; and risks associated with the company’s dependence on key personnel whose continued service is not guaranteed. For a further list and description of such risks and uncertainties, see the reports filed by the company with the Securities and Exchange Commission, including the company’s most recent annual report on Form 10-K and quarterly reports on Form 10-Q. The company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
# # #
(Financial Tables Follow)

BIOMED REALTY TRUST, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	March 31,	December 31,
	2011	2010
	(Unaudited)
ASSETS
Investments in real estate, net	$3,538,560	$3,536,114
Investments in unconsolidated partnerships	56,287	57,265
Cash and cash equivalents	19,351	21,467
Restricted cash	6,687	9,971
Accounts receivable, net	7,358	5,874
Accrued straight-line rents, net	110,981	106,905
Acquired above-market leases, net	28,069	30,566
Deferred leasing costs, net	121,658	125,060
Deferred loan costs, net	13,473	11,499
Other assets	56,656	55,033

Total assets	$3,959,080	$3,959,754

LIABILITIES AND EQUITY
Mortgage notes payable, net	$629,640	$657,922
Exchangeable senior notes, net	199,613	199,522
Unsecured senior notes, net	645,081	247,571
Unsecured line of credit	51,000	392,450
Security deposits	11,585	11,749
Dividends and distributions payable	31,086	27,029
Accounts payable, accrued expenses and other liabilities	88,116	98,826
Derivative instruments	2,231	3,826
Acquired below-market leases, net	7,565	7,963

Total liabilities	1,665,917	1,646,858
Equity:
Stockholders’ equity:
Preferred stock, $.01 par value, 15,000,000 shares authorized: 7.375% Series A cumulative redeemable preferred stock, $230,000,000 liquidation preference ($25.00 per share), 9,200,000 shares issued and outstanding at March 31, 2011 and December 31, 2010	222,413	222,413
Common stock, $.01 par value, 200,000,000 shares authorized, 131,239,482 and 131,046,509 shares issued and outstanding at March 31, 2011 and December 31, 2010, respectively	1,312	1,310
Additional paid-in capital	2,369,922	2,371,488
Accumulated other comprehensive loss	(68,908)	(70,857)
Dividends in excess of earnings	(241,894)	(221,176)

Total stockholders’ equity	2,282,845	2,303,178
Noncontrolling interests	10,318	9,718

Total equity	2,293,163	2,312,896

Total liabilities and equity	$3,959,080	$3,959,754

BIOMED REALTY TRUST, INC.
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except share data)
(Unaudited)

	For the Three Months Ended
	March 31,
	2011	2010
Revenues:
Rental	$80,217	$70,600
Tenant recoveries	24,581	20,826
Other income	747	1,330

Total revenues	105,545	92,756

Expenses:
Rental operations	20,517	17,851
Real estate taxes	10,681	8,722
Depreciation and amortization	33,835	28,915
General and administrative	7,421	6,269
Acquisition related expenses	320	150

Total expenses	72,774	61,907

Income from operations	32,771	30,849
Equity in net loss of unconsolidated partnerships	(648)	(277)
Interest income	125	20
Interest expense	(21,316)	(21,260)
(Loss)/gain on derivative instruments	(1,011)	150
Loss on extinguishment of debt	(43)	(821)

Net income	9,878	8,661
Net income attributable to noncontrolling interests	(107)	(121)

Net income attributable to the Company	9,771	8,540
Preferred stock dividends	(4,241)	(4,241)

Net income available to common stockholders	$5,530	$4,299

Net income per share available to common stockholders:
Basic and diluted earnings per share	$0.04	$0.04

Weighted-average common shares outstanding:
Basic	129,771,733	98,229,996

Diluted	132,764,842	102,577,329

BIOMED REALTY TRUST, INC.
CONSOLIDATED FUNDS FROM OPERATIONS
(In thousands, except share data)
(Unaudited)
     Our FFO available to common shares and partnership and LTIP units and a reconciliation to net income for the three months ended March 31, 2011 and 2010 was as follows:

	Three Months Ended
	March 31,
	2011	2010
Net income available to the common stockholders	$5,530	$4,299
Adjustments:
Noncontrolling interests in operating partnership	125	127
Interest expense on Notes due 2030	1,688	1,506
Depreciation and amortization — unconsolidated partnerships	921	662
Depreciation and amortization — consolidated entities	33,835	28,915
Depreciation and amortization — allocable to noncontrolling interest of consolidated joint ventures	(26)	(22)

Funds from operations available to common shares and units — diluted	$42,073	$35,487

Funds from operations per share — diluted	$0.29	$0.32

Weighted-average common shares and units outstanding — diluted (1)	144,167,342	112,491,405

     Our AFFO available to common shares and partnership and LTIP units and a reconciliation of FFO to AFFO for the three months ended March 31, 2011 and 2010 was as follows:

	Three Months Ended
	March 31,
	2011	2010
Funds from operations available to common shares and Units — diluted	$42,073	$35,487
Adjustments:
Recurring capital expenditures and tenant improvements	(2,045)	(2,834)
Leasing commissions	(3,629)	(424)
Non-cash revenue adjustments	(1,541)	(7,127)
Non-cash debt adjustments	3,080	3,310
Non-cash equity compensation	1,871	1,789
Depreciation included in general and administrative expenses	386	347
Share of non-cash unconsolidated partnership adjustments	42	243

Adjusted funds from operations available to common shares and units	$40,237	$30,791

Adjusted funds from operations per share — diluted	$0.28	$0.27

Weighted-average common shares and units outstanding — diluted (1)	144,167,342	112,491,405

(1)	The three months ended March 31, 2011 and March 31, 2010 each include 9,914,076 shares of common stock potentially issuable pursuant to the exchange feature of the exchangeable senior notes due 2030 based on the “if converted” method. The three months ended March 31, 2011 includes 1,488,424 shares of unvested restricted stock, which are considered anti-dilutive for purposes of calculating diluted earnings per share.
     We present funds from operations, or FFO, and adjusted funds from operations, or AFFO, available to common shares and partnership and LTIP units because we consider them important supplemental measures of our operating performance and believe they are frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO and AFFO when reporting their results.
     FFO is intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO excludes depreciation and amortization unique to real estate, gains and losses from property dispositions and extraordinary items, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from net income. We compute FFO in accordance with standards established by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT, in its March 1995 White Paper (as amended in November 1999 and April 2002). As defined by NAREIT, FFO represents net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus real estate related depreciation and amortization (excluding amortization of loan origination costs) and after adjustments for unconsolidated partnerships and joint ventures.
     We calculate AFFO by adding to FFO: (a) amounts received pursuant to master lease agreements on certain properties, which are not included in rental income for GAAP purposes, (b) non-cash revenues and expenses, (c) recurring capital expenditures and tenant improvements, and (d) leasing commissions.
     Our computation of FFO and AFFO may differ from the methodology for calculating FFO and AFFO utilized by other equity REITs and, accordingly, may not be comparable to such other REITs. Further, FFO and AFFO do not represent cash flow available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations, or other commitments and uncertainties. FFO and AFFO should not be considered as an alternative to net income (loss) (computed in accordance with GAAP) as an indicator of our financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions. FFO and AFFO should be considered only as supplements to net income computed in accordance with GAAP as measures of our operations.